SUPPLEMENT DATED JULY 16, 1998
                          TO SUPPLEMENTS DATED MAY 22,
                       MAY 4, APRIL 3, APRIL 1, MARCH 23,
                       FEBRUARY 25, AND JANUARY 21, 1998,
                             AND DECEMBER 19, 1997,
                      TO PROSPECTUS DATED NOVEMBER 26, 1997

                             COSTCO COMPANIES, INC.

     The following table sets forth certain information as of July 16, 1998 as to the security ownership of the person named below, whose predecessor was named as a Selling Securityholder in the prospectus dated November 26, 1997 ("Prospectus"), as supplemented on December 19, 1997, or January 21, February 25, March 23, April 1, April 3, May 4, and May 22, 1998.

                           Face Amount of Notes    Shares of Common Stock
                             Owned Prior to            Owned Prior to
Selling Securityholder         Offering($)               Offering(1)
----------------------     --------------------    ----------------------

Warburg Dillon Read LLC(2)     $21,550,000 (3)            244,689




     (1) Includes the Shares into which the Notes are convertible.

     (2) The Selling Securityholder became the successor to SBC Warburg Dillon Read Inc. in connection with the merger of Swiss Bank Corporation and Union Bank of Switzerland into a new entity, UBS A.G., on June 29, 1998. The Selling Securityholder is the investment adviser to UBS A.G. - London Branch, whose predecessor, Swiss Bank Corporation - London Branch, was named as a Selling Securityholder in the Prospectus dated November 26, 1997, as supplemented.

     (3) Includes securities previously registered in the name of SBC Warburg Dillon Read Inc.

            The date of this Prospectus Supplement is July 16, 1998.